EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: May 28, 2025

Cavalry Fund I LP
By: Cavalry Fund I GP LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

C/M Capital Partners, LP

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Partner

Cavalry Investment Fund LP
By: Cavalry Fund GP LLC, its General Partner

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Managing Member

Cavalry Fund I Management LLC

By:	/s/ Thomas Walsh
Name: Thomas Walsh
Title: Manager

Mercer Street Global Opportunity Fund, LLC
By: NFSO, LLC, its General Partner

By:	/s/ Jonathan Juchno
Name: Jonathan Juchno
Title: Authorized Representative

Mercer Street Capital Partners, LLC

By:	/s/ Jonathan Juchno

Name: Jonathan Juchno
Title: Authorized Representative

/s/ Thomas Walsh
Thomas Walsh

/s/ Jonathan Juchno
Jonathan Juchno